                                 AMENDMENT NO. 9
              TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

     AMENDMENT NO. 9 to the Amended and Restated Expense Limitation Agreement, dated as of May 1, 2006, by and between Met Investors Advisory LLC (the "Manager") and Met Investors Series Trust (the "Trust").

     The Manager and the Trust hereby agree to modify and amend the Amended and Restated Expense Limitation Agreement effective as of October 9, 2001 (the "Agreement") between Met Investors Advisory Corp. (now known as Met Investors Advisory LLC) and the Trust, as amended on May 1, 2002, May 1, 2003, April 30, 2004, November 3, 2004, May 1, 2005, September 30, 2005, November 1, 2005 and
December 16, 2005.

     1. New Portfolios. The Manager and the Trust have determined to add the
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Met/AIM Capital Appreciation Portfolio, Batterymarch Growth and Income Portfolio, Batterymarch Mid-Cap Stock Portfolio, Federated High Yield Portfolio, Loomis Sayles Global Markets Portfolio, Princeton Large-Cap Core Portfolio, MFS Emerging Markets Equity Portfolio, MFS Value Portfolio, Pioneer Fund Portfolio, Pioneer Strategic Income Portfolio, Pioneer Mid-Cap Value Portfolio, Dreman Small-Cap Value Portfolio, Janus Capital Appreciation Portfolio and Legg Mason Partners Managed Assets Portfolio, ("New Portfolios") to the Agreement on the terms and conditions contained in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

     2. Schedule A. Schedule A to the Agreement, as amended, which sets forth
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the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 9 to Schedule A attached hereto.

     3. Term and Termination of Agreement. The Term and Termination provisions
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of this Agreement are amended as follows:

     This Agreement shall continue in effect with respect to all of the Portfolios and the New Portfolios except the Batterymarch Growth and Income Portfolio set forth in Amendment No. 9 to Schedule A, until April 30, 2007. The expense limitation for the Batterymarch Growth and Income Portfolio is permanent. The Agreement shall thereafter continue in effect with respect to each Portfolio from year to year and permanently for the Batterymarch Growth and Income Portfolio provided such continuance is specifically approved by a majority of the Trustees of the Trust who (i) are not "interested persons" of the Trust or any other party to this Agreement, as defined in the 1940 Act, and
(ii) have no direct or indirect financial interest in the operation of this Agreement ("Independent Trustees"). Nevertheless, this Agreement may be terminated by either party hereto, without payment of any penalty, upon ninety
(90) days' prior written notice to the other party at its principal place of business; provided that, in case of termination by the Trust, such action shall be authorized by resolution of a majority of the Independent Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the Trust.

     Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

     In WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 9 as of the date first above set forth.

MET INVESTORS SERIES TRUST ON BEHALF    MET INVESTORS ADVISORY LLC
OF EACH OF ITS PORTFOLIOS


By: /s/ Jeffrey A. Tupper               By: /s/ Richard C. Pearson
    ---------------------------------       ------------------------------------
Name: Jeffrey A. Tupper                 Name: Richard C. Pearson
Title: Treasurer                        Title: Vice President

                                 AMENDMENT NO. 9

                                   SCHEDULE A
                     MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

                                               MAXIMUM ANNUAL
NAME OF PORTFOLIO                              OPERATING EXPENSE LIMIT
-----------------                              -----------------------
Met/AIM Capital Appreciation Portfolio         1.25%
Met/AIM Small Cap Growth Portfolio             1.05%
Batterymarch Growth and Income Portfolio       0.65% of the first $500 million
                                               of such assets plus 0.55% of such
                                               assets over $500 million up to $1
                                               billion plus 0.50% of such assets
                                               over $1 billion up to $1.5
                                               billion plus 0.45% of such assets
                                               over $1.5 billion up to $2
                                               billion plus 0.40% of such assets
                                               over $2 billion
Batterymarch Mid-Cap Stock Portfolio           0.95%
Cyclical Growth and Income ETF Portfolio       0.55%
Cyclical Growth ETF Portfolio                  0.55%
Dreman Small-Cap Value Portfolio               1.10%
Federated High Yield Portfolio                 0.95%
Goldman Sachs Mid-Cap Value Portfolio          0.95%
Harris Oakmark International Portfolio         1.10%
Janus Aggressive Growth Portfolio              0.90%
Janus Capital Appreciation Portfolio           1.25%
Lazard Mid-Cap Portfolio                       0.80%
Legg Mason Partners Managed Assets Portfolio   1.25%
Legg Mason Value Equity Portfolio              0.80%
Loomis Sayles Global Markets Portfolio         0.90%
Lord Abbett America's Value Portfolio          0.85%
Lord Abbett Bond Debenture Portfolio           None
Lord Abbett Growth and Income Portfolio        None
Lord Abbett Growth Opportunities Portfolio     0.90%
Lord Abbett Mid-Cap Value Portfolio            None
Mercury Large-Cap Core Portfolio               1.00%
Met/Putnam Capital Opportunities Portfolio     None
MetLife Aggressive Strategy Portfolio          0.10%
MetLife Balanced Strategy Portfolio            0.10%
MetLife Defensive Strategy Portfolio           0.10%
MetLife Growth Strategy Portfolio              0.10%
MetLife Moderate Strategy Portfolio            0.10%
MFS Emerging Markets Equity Portfolio          1.30%
MFS Research International Portfolio           1.00%
MFS Value Portfolio                            1.00%

                                               MAXIMUM ANNUAL
NAME OF PORTFOLIO                              OPERATING EXPENSE LIMIT
-----------------                              -----------------------
Neuberger Berman Real Estate Portfolio         0.90%
Oppenheimer Capital Appreciation Portfolio     0.75%
PIMCO Inflation Protected Bond Portfolio       0.65%
PIMCO Total Return Portfolio                   None
Pioneer Fund Portfolio                         1.00%
Pioneer Mid-Cap Value Portfolio                1.00%
Pioneer Strategic Income Portfolio             1.25%
RCM Global Technology Portfolio                1.10%
T. Rowe Price Mid-Cap Growth Portfolio         0.90%
Third Avenue Small Cap Value Portfolio         0.95%
Turner Mid-Cap Growth Portfolio                0.95%
Van Kampen Comstock Portfolio                  0.80%